Exhibit 3.1
FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
04 MAR - 4PM 1:45
ARTICLES OF INCORPORATION
OF
MUST HAVES, INC.
We, the undersigned, being of legal age, do hereby associate for the purpose of becoming a corporation under the laws of the State of Florida authorizing the formation of corporations.
ARTICLE I
The name of the corporation shall be MUST HAVES, INC.
ARTICLE II
The general nature of the business and the object and purposes to be transacted and carried on are to engage in and all activities or business permitted under the laws of the United States and the State of Florida.
ARTICLE III
The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows: 200 shares at $1.00 par value.
ARTICLE IV
This corporation shall exist perpetually unless sooner dissolved according to the law and said corporation’s existence shall commence on the date of subscription and acknowledgment of this Certificate of Incorporation.
ARTICLE V
The initial street address of said corporation shall be at 1507 Presidential Way, North Miami Beach, FL 33179.
ARTICLE VI
The number of directors of this corporation shall not be less than one (1) nor more than seven (7). The corporation shall initially have one (1) Director.
ARTICLE VII
The corporation shall be managed by a Board of Directors unless the stockholders shall by a majority vote hereafter determine that the corporation shall be managed by the stockholders. If the corporation is managed by Directors, the exact number of Directors shall be determined by the stockholders from time to time, but at no time shall there be less than one (1) director. At no time shall the corporation be managed by the stockholders unless there is at least one (1) stockholder.

ARTICLE VIII
Any restrictions imposed by the corporation on the sale or other disposition of its shares and on the transfer thereof must be noted conspicuously on each certificate representing shares to which the restriction applies.
ARTICLE IX
The name and address of the incorporator to these Articles of Incorporation is MICHAEL W. SKOP, ESQ., 12865 West Dixie Highway, North Miami, FL 33161.
ARTICLE X
The name and addresses of the first Board of Directors of this corporation, who shall hold office for the first year or until their successors are elected shall be:

NAMES	ADDRESSES	OFFICE
ROSE GOSTFRAND	1507 Presidential Way	P
North Miami Beach, FL 33179

STELLA GOSTFRAND	1507 Presidential Way	VP
North Miami Beach, FL 33179
ARTICLE XI
These Articles may be amended, when approved by a majority of the Directors and stockholders.
The corporation shall indemnify directors or officers, or subscribers and their heirs, and assigns, against all expenses, actually and necessarily incurred in connection with the defense or settlement of any claim action, suit or proceeding in which they be reason of being or having been directors or officers, except in relation to matters as to which any such directors or officer shall be adjusted to be liable for gross negligence or willful misconduct in the performance of duty. Such indemnification shall be in addition to any other rights to which the indemnification may be entitled under the law, or by-law, agreement, vote of stockholders, or otherwise.
The private property of the Stockholders shall not be subject to the payment of the corporate debts in any extent whatever.
ARTICLE XII
The Registered Agent to accept service of process within this State for said corporation shall be: MICHAEL W. SKOP, ESQ., 12865 West Dixie Highway, North Miami, Florida 33161.

Having been named to accept service of process for the above stated corporation at the place designated, herein, I hereby accept to act in this capacity, and agree to comply with the provisions of said Act to keeping open said office.

/s/ MICHAEL W. SKOP, ESQ.
MICHAEL W. SKOP, ESQ.

IN WITNESS WHEREOF, I, the undersigned, being the incorporator, for the purpose of forming a corporation to do business both within and without the State of Florida, under the laws of Florida, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and do respectively agree to take the number of shares hereinabove set forth, and hereunto set my hand and seal this                      day of March, 2004.

/s/ MICHAEL W. SKOP, ESQ.
MICHAEL W. SKOP, ESQ.

/s/ [ILLEGIBLE]
Notary, Public, State of Florida

      (SEAL)
FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
04 MAR - 4PM 1:45